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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Respironics, Inc. 1991 Non-Employee Directors' Stock Option Plan of our report dated July 24, 2001, with respect to the consolidated financial statements and schedule of Respironics, Inc. and Subsidiaries included in the Annual Report (Form 10-K) for the year ended June 30, 2001, filed with the Securities and Exchange Commission.



                                         /s/ ERNST & YOUNG LLP

Pittsburgh, Pennsylvania
December 3, 2001